Exhibit 5.2

September 21, 2007

América Móvil, S.A.B. de C.V.

Lago Alberto No. 366

Colonia Anáhuac

11320 México, D.F.

Radiomóvil Dipsa, S.A. de C.V.

Lago Alberto No. 366

Colonia Anáhuac

11320 México, D.F.

Ladies and Gentlemen:

We have acted as special Mexican counsel to América Móvil, S.A.B. de C.V. (“Company”), a publicly listed variable stock corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States (“Mexico”), and Radiomóvil Dipsa, S.A. de C.V., a variable stock corporation (sociedad anónima de capital variable) organized under the laws of Mexico (the “Guarantor”) in connection with the U.S.$500,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes Due 2008 (the “Original Notes”), issued under an indenture, dated as of March 9, 2004 (the “Base Indenture”), as supplemented by the Fifth Supplemental Indenture, dated as of December 14, 2004 (the “Fifth Supplemental Indenture”), the Eighth Supplemental Indenture, dated as of September 29, 2006 (the “Eighth Supplemental Indenture”), and the Tenth Supplemental Indenture, dated as of December 27, 2006 (the “Tenth Supplemental Indenture” and, together with the Base Indenture, the Fifth Supplemental Indenture and the Eighth Supplemental Indenture, the “Indenture”), among the Company, the Guarantor and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”). Pursuant to the Indenture, the Guarantor will unconditionally guarantee (such guarantees, the “Guarantees”) all of the Company’s obligations

GALICIA Y ROBLES, S.C.

América Móvil, S.A.B. de C.V.

Radiomóvil Dipsa, S.A. de C.V.

September 21, 2007. Page 2

under the U.S.$500,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes Due 2008 to be exchanged for the Original Notes (the “Exchange Notes”) and registered pursuant to the Registration Statement on Form F-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission.

This opinion letter is rendered upon your request and in connection with the registration of the Exchange Notes pursuant to the Registration Statement. Unless otherwise defined herein, capitalized terms defined in the Registration Statement are used herein as therein defined.

In connection with the foregoing, we have reviewed copies of the following documents:

(i)	the combined articles of incorporation and by-laws (compulsa de estatutos sociales) of the Company and the Guarantor;

(ii)	the Registration Statement;

(iii)	an executed copy of the Indenture;

(iv)	a form of the Exchange Notes;

(v)	a form of Guarantees; and

(vi)	such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed, without any independent investigation or verification of any kind, (i) the validity, binding effect and enforceability of the Indenture and the Exchange Notes under the laws of the State of New York in the United States of America; (ii) that the Exchange Notes and the Guarantees conform to the form thereof that we have reviewed and will be duly authenticated and issued, as applicable, in accordance with the terms of the Indenture; (iii) the genuineness and authenticity of all signatures, opinions, documents and papers submitted to us; and (iv) that copies of all opinions, documents and papers submitted to us are complete and conform to the originals thereof. As to questions of fact material to the opinion hereinafter expressed, we have, when relevant facts where not independently established by us, relied upon certificates of the Company, the Guarantor or their respective officers.

GALICIA Y ROBLES, S.C.

América Móvil, S.A.B. de C.V.

Radiomóvil Dipsa, S.A. de C.V.

September 21, 2007. Page 3

We express no opinion as to any laws other than the laws of Mexico, and we have assumed that there is nothing in the law of any other jurisdiction that affects our opinion which is delivered based upon applicable law as of the date hereof. In particular, we have made no independent investigation of the laws of the United States of America or any jurisdiction thereof as a basis for the opinions stated herein and do not express or imply any opinion on or based on the criteria or standards provided for in such laws. As to questions related to the laws of the United States of America, we have relied, without making any independent investigation with respect thereto, and with your consent, for purposes of delivery of this opinion, on the other opinions and certificates delivered in connection with the Indenture and the Exchange Notes by all the relevant parties thereto and this opinion, to the extent such opinions and certificates contain assumptions and qualifications, shall be subject to such assumptions and qualifications.

Based upon the foregoing, having regard for such other considerations as we deem relevant and subject to the further qualifications set forth below, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a sociedad anónima bursátil de capital variable under the laws of Mexico, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement, and, insofar as matters governed by Mexican law are concerned, is duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

2. The Guarantor has been duly incorporated and is validly existing as a sociedad anónima de capital variable under the laws of Mexico, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement, and, insofar as matters governed by Mexican law are concerned, is duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

3. Each Mexican subsidiary of the Company (other than the Guarantor) has been duly organized and is validly existing as corporation, company, sociedad anónima or sociedad anónima de capital variable under the laws of Mexico, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement, and, insofar as matters governed by Mexican law are concerned, is duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

GALICIA Y ROBLES, S.C.

América Móvil, S.A.B. de C.V.

Radiomóvil Dipsa, S.A. de C.V.

September 21, 2007. Page 4

4. The Exchange Notes have been duly authorized, and when authenticated, issued and delivered in accordance with the terms of the Indenture in exchange for the Original Notes, insofar as matters governed by Mexican law are concerned, will be duly issued and will substantially conform to the descriptions thereof in the Indenture and in the Registration Statement.

5. The Guarantees have been duly authorized, and when issued and delivered in accordance with the terms of the Indenture, insofar as matters of Mexican law are concerned, will be duly issued and will substantially conform to the descriptions thereof in the Indenture and in the Registration Statement.

This opinion is subject to the same assumptions and qualifications, where applicable, as the opinion issued to Citigroup Global Markets Inc. on December 27, 2006.

In rendering the foregoing opinion, we have relied (i) as to factual matters on certificates of directors and executive officers of the Company or the Guarantor, as the case may be, and (ii) as to matters of U.S. federal and New York state law on the opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company and the Guarantor.

We note that Rafael Robles Miaja, a partner of this firm, is currently Alternate Corporate Secretary of the Board of Directors of the Company.

This opinion is given solely for the purpose of the Company’s application for registration of the Exchange Notes with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this opinion as exhibit to the Registration Statement and to the references to us under the headings “Enforceability of Civil Liabilities”, “Taxation” (with respect to Mexican federal taxes) and “Validity of the Exchange Notes” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder. Cleary Gottlieb Steen & Hamilton LLP may rely upon this opinion in rendering their opinion to you. This opinion is not to be relied upon by anyone else or used, circulated, filed, quoted or otherwise referred to for any other purpose, without our prior written consent.

This opinion is being rendered based on the legal provisions applicable in Mexico as of the date hereof. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Very truly yours,

/s/ Galicia y Robles, S.C.
GALICIA Y ROBLES, S.C.